Exhibit 99.1

COPsync Announces Second Quarter 2016 Financial Results

Recurring Revenues and Sales Bookings Steadily Increase

DALLAS, TX – August 15, 2016 – COPsync, Inc. (NASDAQ: COYN) announced its financial results for the quarter ended June 30, 2016. COPsync operates the nation's only system connecting law enforcement officers and agencies nationwide, and the COPsync911 threat-alert service that connects schools, government buildings, hospitals and other potentially at-risk facilities directly to the local patrol units and the 9-1-1 dispatch center.

Company Highlights for Q2 and First Half of  2016

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Increased Sales Bookings: Licensing/subscription sales bookings for Q2 of 2016 were $525,000, resulting in $914,000 in licensing/subscription sales bookings during the first six months of 2016. This is an increase of 30% compared to $705,000 for the comparable six-month period in 2015. Total sales bookings for Q2 were $1.4, resulting in $2.5 million of total sales bookings for the first six months of 2016. This is an increase of 34% compared to $1.9 million for the comparable six-month period in 2015.

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Increased Revenue: Software licenses/subscription revenues in Q2 2016 were $842,000, a 13% year-over-year increase. Total revenues for Q2 2016 rose to approximately $1.3 million, a 4% year-over-year increase from revenues of approximately $1.2 million recorded in Q2 2015.

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Continued Growth in Texas and Progressive Opening of New Markets: The Company continued to build its footprint in Texas and also made its first sale of the COPsync Network in Oklahoma and its first sale of COPsync911 in Florida. The Company now has customers in 13 states and its customer base consists of approximately 740 COPsync Network customers and approximately 1,100 COPsync911 facilities under contract throughout the U.S.

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Agreement with LIFEWatch USA: During Q2, the Company entered into an agreement with LIFEWatch USA, one of the nation's leading providers of hand-held personal medical emergency alerting systems. The current focus of the collaboration is for COPsync to sell the LIFEWatch emergency alerting device in markets other than the medical market. Markets targeted by the Company include students, real estate workers, pizza delivery workers, amusement park workers and others who may need to send an emergency alert for assistance.

CEO Comment; Business Progress; and Outlook

Mr. Ronald A. Woessner, CEO of COPsync, Inc. stated, “The Company continues to make significant investments in the Company’s cloud-based technology infrastructure and in sales/business development activities. The technology investments are intended to yield a scalable and sustainable technology infrastructure and enable the Company to provide its services to the approximate 1.1 million U.S. law enforcement officers and the hundreds of thousands of schools, courthouses, government buildings, energy infrastructure and other potentially at-risk facilities in the U.S.

“The sales/business development investments are intended to increase sales bookings and the Company’s customer presence throughout the U.S. This investment is beginning to yield results. Licensing/Subscription sales bookings for the first six months of 2016 were $914,000, an increase of 30% compared to $705,000 for the same period in 2015. Total sales bookings for the first six months of the year were $2.5 million, an increase of 34% compared to $1.9 million for the same period in 2015. Moreover, the Company now has a customer presence in 13 states.”

Mr. Woessner continued, “Subsequent to quarter end, the Company announced that the Sheriff’s Office in Bexar County – where the City of San Antonio is located – has agreed to conduct an evaluation of the COPsync Network. We hope and expect that this evaluation by the Bexar County Sheriff’s Office, comprised of approximately 1,000 sworn officers, will be favorable. The Company believes that signing one or more major Texas law enforcement agencies, such as the Bexar County Sheriff’s Office to the COPsync Network, sooner or later will create a ‘tipping point’ effect in our home state of Texas. This then is expected to create momentum that ultimately would bring the bulk of the estimated 100,000 Texas law enforcement officers, comprising approximately 8% of the law enforcement officers in the U.S., onto the COPsync Network.”

Outlook

“The Company plans to be successful in adding agencies to the COPsync Network and schools and other facilities to the COPsync911 threat-alert system platform in ever increasing numbers. These agencies and facilities will be added through both consistent, methodical and deliberate sales efforts and the increased leverage resulting from the inevitable ‘network effects.’ The cumulative weight of these efforts is expected to create a ‘tipping point’ dynamic -- first here in the Company’s home state of Texas and then other states as the Company’s sales presence in that state reaches a critical mass. Hence, the Company expects its sales bookings to accelerate over time through the efforts of a larger, more experienced sales force and through the effects of the tipping point dynamic.

“These customers over time are expected to create an ever-increasing stream of recurring cash and recurring revenues. The Company anticipates supporting these customers with a relatively flat overall expense structure. This ever-increasing stream of recurring cash plus cash from accelerating new sales bookings – all supported by a relatively flat overall expense structure – is expected to result in the Company becoming cash flow positive from operations sometime during 2017,” said Mr. Woessner.

Financial Highlights for Second Quarter 2016

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Revenues: Total revenues for Q2 2016 rose to approximately $1.3 million, a 4% increase from revenues of approximately $1.2 million recorded in Q2 2015. The revenue increase in Q2 2016 was driven by a 13% year over year increase in software licenses/subscriptions revenues totaling $842,000. The increase in software licenses/subscriptions revenues was partially offset by a decline in hardware, installation, and other revenue, which totaled $448,000 in Q2 2016 compared to $499,000 in Q2 2015. The Company expects its hardware sales to vary over time depending on the nature of new and existing contracts, and it expects these sales to decline progressively as a percentage of consolidated revenue over time and to be used in support of the growth of its recurring SaaS-based licensing/subscription business. The Company expects future revenues to be driven by ongoing organic growth, increased sales and business development efforts to drive the national expansion of its COPsync and COPsync911 services, product innovation, and potential acquisitions.

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Gross Profit: Gross profit percentage in Q2 2016 for software license/subscription revenues increased to 58% in Q2 2016 compared to 57% in same period 2015. Overall consolidated gross profit for Q2 2016 totaled $171,000, or 13%, compared to $558,000, or 34%, in Q2 2015. The decline in overall gross profit resulted from negative gross profit for hardware and installation revenue compared to a gross profit percentage of 27% in Q2 2015. This decrease in gross profit performance was due principally to fewer hardware units installed during the quarter, price discounting and increased internal costs between periods. The Company expects hardware price discounting to continue through 2016 as it attempts to accelerate its growth in sales bookings, and ultimately increased overall revenues.

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Operating Expenses: Total operating expenses were $3.2 million in Q2 2016 compared to $1.5 million for the same period 2015. The increase in total operating expenses was a result of a significant increase in sales and marketing and general and administrative expenses coupled with a slight increase in research and development expenses. The increase in sales and marketing was a result of business development expenses related to the Company’s expansion outside of Texas as well as the addition of sales personnel in eight states. The increase in G&A expenses was a result of increased professional fees and increases in operations personnel to support the Company’s growing customer base, which now totals nearly 740 COPsync Network and 1,100 COPsync911 customers. The Company anticipates G&A expenses to trend slightly down for the remainder of 2016. The Company intends to continue to invest in R&D at current levels to enhance the features and functionality of the Company’s service and product offerings and further to enhance its technology platform to enable it to support millions of users across the U.S., each paying an annually recurring subscription fee.

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Operating Income (Loss): Operating loss in Q2 2016 was $3 million, compared to an operating loss of $941,000 for the same period 2015. The increase in operating loss in Q2 2016 was mainly attributable to a decrease in gross profit from hardware and installation sales, and an increase in overall operating expenses as the Company continues its nationwide expansion efforts.

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Net Income (Loss): Net loss for Q2 2016 was $3.1 million, compared to net loss of $1.1 million during the prior year period. GAAP loss per share in second quarter 2016 was ($0.35) on 8.8 million weighted average shares outstanding compared to ($0.28) for the same period 2015 on 4.1 million weighted average shares outstanding.

About COPsync

COPsync, Inc. (NASDAQ: COYN) is a technology company that connects law enforcement officers across the nation, so they can communicate and share mission-critical information in real time. This saves officers’ lives and keeps the public safer; helps law enforcement officers catch common criminals and stop child kidnappings, vehicle thefts, bank robberies and other crimes in progress; and arms the nation’s law enforcement officers with necessary information so they can help defend against terrorism. For more information, go to www.copsync.com.

Safe Harbor Statement

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like “expect,” “believe,” “confident,” “estimated,” “future,” “plan,” “planning,” “projected,” “strategy,” “pursuing,” “objective” and other similar terms, express management’s current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statements “The technology investments are intended to yield a scalable and sustainable technology infrastructure and enable the Company to provide its services to the approximate 1.1 million U.S. law enforcement officers and the hundreds of thousands of schools, courthouses, government buildings, energy infrastructure and other potentially at-risk facilities in the U.S.”; “The sales/business development investments are intended to increase sales bookings and the Company’s customer presence throughout the U.S.”; “We hope and expect that this evaluation by the Bexar County Sheriff’s Office, comprised of approximately 1,000 sworn officers, will be favorable.”; “The Company believes that signing one or more major Texas law enforcement agencies, such as the Bexar County Sheriff’s Office to the COPsync Network, sooner or later will create a “tipping point” effect in our home state of Texas.”; “This then is expected to create momentum that ultimately would bring the bulk of the estimated 100,000 Texas law enforcement officers, comprising approximately 8% of the law enforcement officers in U.S., onto the COPsync Network”; “The Company plans to be successful in adding agencies to the COPsync Network and schools and other facilities to the COPsync911 threat-alert system platform in ever increasing numbers.”; “These agencies and facilities will be added through both consistent, methodical and deliberate sales efforts and the increased leverage resulting from the inevitable “network effects.”; “The cumulative weight of these efforts is expected to create a “tipping point” dynamic -- first here in the Company’s home state of Texas and then other states as the company’s sales presence in that state reaches a critical mass.”; “Hence, the Company expects its sales bookings to accelerate over time through the efforts of a larger, more experienced sales force and through the effects of the tipping point dynamic.”; “These customers over time are expected to create an ever-increasing stream of recurring cash and recurring revenues.”; “The Company anticipates supporting these customers with a relatively flat overall expense structure.”; “This ever-increasing stream of recurring cash plus cash from accelerating new sales bookings – all supported by a relatively flat overall expense structure – is expected to result in the Company becoming cash flow positive from operations sometime during 2017.”; “The Company expects its hardware sales to vary over time depending on the nature of new and existing contracts, and it expects these sales to decline progressively as a percentage of consolidated revenue over time and to be used in support of the growth of its recurring SaaS-based licensing/subscription business.”; “The Company expects future revenues to be driven by ongoing organic growth, increased sales and business development efforts to drive the national expansion of its COPsync and COPsync911 services, product innovation, and potential acquisitions.”; “The Company expects hardware price discounting to continue through 2016 as it attempts to accelerate its growth in sales bookings, and ultimately increased overall revenues.”; “The Company anticipates G&A expenses to trend slightly down for the remainder of 2016.”; and “The Company intends to continue to and further to enhance its technology platform to enable it to support millions of users across the U.S., each paying an annually recurring subscription fee.” These and other statements are all highly dependent on a variety of factors, including the Company’s ability to successfully execute its business strategy and sales expansion plan in other jurisdictions and control costs. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services. Certain statements in this press release are highly dependent on the Company’s ability to successfully execute its strategy in Texas and other geographic areas; the Company’s ability to successfully book new orders for its products and services and renew its existing customers at anticipated renewal rates. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Contact:
For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com
Fred Sommer
Senior Consultant
Investor Relations
Ascendant Partners, LLC.
732-410-9810
fred@ascendantpartnersllc.com